Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of PECO Energy Company and Subsidiary Companies.


COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand, LLP


Philadelphia, Pennsylvania

September 30, 1997